EXHIBIT 10.28
                                                      AGREEMENT

         This Agreement dated March 13, 1998, is between LS Capital  Corporation
(LS),  a  publicly  traded  Delaware  Corporation,   and  Terry  Christopher  an
individual residing in Edmonton, Alberta, Canada (TC).

                                                      RECITALS

         WHEREAS TC will attempt to develop proprietary technology, seek out and locate other proprietary processes from other vendors for the extraction of precious metals from certain desert sands properties in the western United States and elsewhere,

         WHEREAS TC wishes to form a joint venture with LS to operate and mine certain properties using TC's proprietary technology or another process found or located by TC or LS for extraction of precious metals, and to form one or more new publicly-traded entities to hold these precious metals properties, TC and LS agree as follows:

         1. After execution of this Agreement, LS will form a new Delaware corporation "NEWCO". Shares of common stock will be issued as follows:

                  2,000,000 (two million) shares to TC or his designees; 3,000,000 (three million) shares to LS or its designees.

          2. As consideration for the 2,000,000 (two million) shares of NEWCO issued to him, TC assigns to NEWCO all of his rights, title and other interests in the extraction process technology and any enhancements subsequently developed, which will be the joint property of you, NEWCO, and such subsidiaries or affiliates as they may, from time to time, assign or license the technology to, with the proviso, however, that should TC present in writing to LS and NEWCO a project which would utilize the technology to extract gold and/or precious metals, and LS and NEWCO declines in writing to pursue that project, then you shall have the right to utilize the technology to extract minerals from that project, as long as appropriate measures are taken to maintain the integrity and security of the extraction process technology. TC shall be designated as President of NEWCO.

         3. As consideration for the total of 3,000,000 (three million) shares of NEWCO issued to it, LS shall advance on behalf of NEWCO such funds as are deemed necessary to cover overhead and conduct mining operations on the properties until precious metal recovery amounts are such that NEWCO has positive cash flow.

         4. Within three (3) years after NEWCO is formed LS shall commence preparation of a registration statement for NEWCO on form SB2 and file said registration statement with the SEC as soon as practicable thereafter covering up to 1,000,000 shares of NEWCO to be distributed to the stockholders of LS upon clearance by the SEC and appropriate stock market conditions for such a transaction.

         5. It is agreed that TC, NEWCO and Cochise Mining Corporation shall pursue a joint venture on terms mutually acceptable to all the parties.

         6. Consulting. Your consulting fee payable by NEWCO will be Cdn $500 weekly, payable semi-monthly effective April 1, 1998, which shall be reviewed at such time as you are available for full-time employment, but not later than January 1, 1999.

         7. Signing Bonus. Upon execution of this letter agreement you will be paid a bonus in the form of 30,000 freely tradable shares of LS Capital Corporation at an agreed value of US $.25 per share.

         8. Stock Options. Upon execution of this letter agreement you will be granted options to purchase a total of 100,000 shares of its common stock as follows: 40,000 shares at $.50, 30,000 shares at $.75 and 30,000 shares at $1.00; 25% of each option will be vested immediately and 25% will vest on each one year anniversary of the option grant so that 100% of the options will be vested on the third anniversary of the option grant.

         9. Security. LS and you will take such measures as are necessary to secure and protect the secrecy of the technology, including effecting such intellectual property filings with the appropriate international bodies as may be advised by counsel.

         10. Confidentiality. The parties to this agreement agree that it is confidential and highly sensitive and no disclosure of its terms can be made without the consent of both parties, except as may be required by government agencies such as tax or securities authorities.

         AGREED as of the date above first written:

                                                     LS CAPITAL CORPORATION


  /s/ Terry Christopher                              By:   /s/ Paul J. Montle